UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported)    April 8, 2005

                           THE BOMBAY COMPANY, INC.
            (Exact Name of Registrant as Specified in Its Charter)




                                Delaware
               (State or Other Jurisdiction of Incorporation)

        1-7832                                    75-1475223
(Commission File Number)               (I.R.S. Employer Identification No.)

 550 Bailey Avenue, Fort Worth, Texas                         76107
(Address of Principal Executive Offices)                   (Zip Code)

                             (817) 347-8200
           Registrant's Telephone Number, Including Area Code


      (Former Name or Former Address, if Changed Since Last Report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))


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Section 1 - Registrant's Business and Operations

Item 1.01  Entry Into a Material Definitive Agreement.

      The Compensation and Human Resources Committee (the "Committee") of the Board of Directors of The Bombay Company, Inc. (the "Company") approved certain equity awards to the executive officers of the Company on April 8, 2005. These awards were made pursuant to the Company's Long-Term Incentive Compensation Plan (the "Plan"), approved by shareholders in 1996 and previously filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended February 3, 1996. The awards consisted of stock options and restricted stock. Under the Plan, the Committee has the authority to specify the vesting periods, restrictions, performance requirements (if any) and other conditions that apply to such awards.

      Stock options. Agreements awarding stock options under the Plan contained a vesting period of three years, with one-third of the options vesting each year. The awards for 2005 contain a four-year vesting period, with 25% of the options vesting each year. In all other material respects, except for the possible acceleration event described below, the 2005 option awards are the same as prior grants.

      Restricted stock. Agreements awarding restricted stock under the Plan have typically utilized a three-year vesting schedule whereby 20% of the shares vested on the first anniversary of the date the award was granted, 30% vested on the second anniversary, and the remaining 50% vested on the third anniversary. The awards for 2005 contain a four-year vesting schedule, with 25% of the shares vesting each year. In all other material respects, except for the possible acceleration event described below, the 2005 restricted stock awards are the same as prior grants.

      Acceleration event. The Committee determined that it was in the best interests of the Company and its shareholders to create an additional incentive for the executive officers to make rapid progress in the Company's current turnaround efforts. As a result, the Committee approved the use of an acceleration event for both the stock options and restricted stock awarded on April 8, 2005. In the event the Company achieves an annual earnings threshold of $.50 per share at any time during the four years following the date the awards were granted, then the stock options shall immediately vest and be exercisable, and the restricted stock shall become free of restrictions and be deliverable, effective as of the public announcement of the satisfaction of the threshold, for those executive officers actively employed by the Company as of such time.


Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.


(b) On April 11, 2005, the Company was advised by Mr. John H. Costello that he does not intend to stand for reelection to the Company's Board of Directors, and is resigning from the Board effective as of the 2005 annual meeting of shareholders.

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                                   SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE BOMBAY COMPANY, INC.
                                        (Registrant)



Date:April 14, 2005                     /S/ ELAINE D. CROWLEY
                                        Elaine D. Crowley
                                        Senior Vice President, Chief Financial
                                        Officer and Treasurer



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